EXHIBIT 99.1

EMPLOYMENT AGREEMENT

AGREEMENT dated as of the 1st day of April, 2007 by and between Techprecision Corporation, a Delaware corporation with its principal office at Bella Drive, Westminster, Massachusetts 01473 (the “Company”), and James G. Reindl, residing at 347 E. Hillendale Road, Kennett Square, PA 19348 (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Company has engaged Executive as its chief executive officer pursuant to a management agreement (the “Management Agreement”) dated February 24, 2006, between the Company and Techprecision, LLC, a Delaware limited liability company; and

WHEREAS, the Management Agreement has been terminated, and the Company desires to continue to obtain the benefits of Executive’s knowledge, skill and ability in connection with managing the operations of the Company and to employ Executive on the terms and conditions hereinafter set forth; and

WHEREAS, Executive desires to provide his services to the Company and to accept employment by the Company on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, the parties agree as follows:

1.  Employment and Duties.

(a)  Subject to the terms and conditions hereinafter set forth, the Company hereby employs Executive as its Chief Executive Officer, and he shall have the duties and responsibilities associated with the Chief Executive officer of a public corporation. During the Term, as hereinafter defined, Executive shall report to the Company’s board of directors or, if the board of directors has an executive committee, the executive committee. Executive shall also perform such other duties and responsibilities as may be determined by the Company’s board of directors or executive committee, as long as such duties and responsibilities are consistent with those of the Company’s Chief Executive Officer.

(b)  Executive shall serve as a director of the Company and/or any of its subsidiaries, if elected, and in such executive capacity or capacities with respect to any affiliate of the Company to which he may be elected or appointed, provided that such duties are consistent with those of the Company’s Chief Executive Officer. During the Term, Executive shall receive no additional compensation for services rendered pursuant to this Section 1(b). For purposes of this Agreement, the term “affiliate” shall mean an entity that is controlled by the Company.

(c)  Unless terminated earlier as provided in Section 5 of this Agreement, this Agreement shall have an initial term (the “Initial Term”) commencing as of the date of this Agreement and expiring on March 31, 2008, and continuing on a year-to-year basis thereafter unless terminated by either party on not less than ninety (90) days notice prior to the expiration of the Initial Term or any one-year extension. The Initial Term and the one-year extensions are collectively referred to as the “Term.”

2.  Executive’s Performance. Executive hereby accepts the employment contemplated by this Agreement. During the Term, Executive shall devote substantially all of his business time to the performance of his duties under this Agreement, and shall perform such duties diligently, in good faith and in a manner consistent with the best interests of the Company.

3.  Compensation and Other Benefits.

(a)  (i)For his services to the Company during the Term, the Company shall pay Executive an annual salary (“Salary”) for the year 2007 at the rate of one hundred sixty thousand dollars ($160,000). All Salary payments shall be payable in such installments as the Company regularly pays its executive officers, but not less frequently than semi-monthly.

(ii)  Executive’s base salary as set forth in Paragraph 3(a)(i) above may be increased at the discretion of the compensation committee of the Board of Directors.

(b)  Executive shall be eligible for bonus compensation and stock options or other equity-based incentives at the discretion of the compensation committee of the Board of Directors.

(c)  Executive shall receive the following benefits during the Term:

(i)  Major medical health and dental insurance for Executive and members of his immediate family at the sole discretion of the Executive. Executive may elect not to accept such insurance benefits at this point but reserves the right to accept such benefits in the future at Executive’s sole discretion.

(ii)  Commuting expenses, which shall include travel from Executive’s home and lodging in or around Westminster, Massachusetts or any other location where the Company maintains its principal executive office. Such expenses will not be included as part of the Executive’s base compensation.

(iii)  Vacation in accordance with Company policy which shall provide for not less than four (4) weeks per year.

(iv)  In the event of a termination of Executive’s employment as a result of his death or Disability, as hereinafter defined, the Company shall continue to pay to Executive or his beneficiary, his Salary at the annual rate in effect at the date of death or termination resulting from a Disability, until the earlier of (i) six (6) months from the date of death or such termination or (ii) the expiration of the Term.

(v)  As used in this Agreement, the term “Cash Compensation” shall include Salary, any bonus awarded Executive. One month’s Cash Compensation shall mean one twelfth (1/12) of the sum of (i) the annual Salary, (ii) the bonus, if any, for previous year, including the amount treated as compensation for Executive for stock options or other equity-based incentives, to the extent that such amount is reflected as current compensation in the Summary Compensation Table in the Company’s filings with the Securities and Exchange Commission.

4.  Reimbursement of Expenses. The Company shall reimburse Executive, upon presentation of proper expense statements, for all authorized, ordinary and necessary out-of-pocket expenses reasonably incurred by Executive during the Term in connection with the performance of his services pursuant to this Agreement hereunder in accordance with the Company’s expense reimbursement policy.

5.  Termination of Employment.

(a)  This Agreement and Executive’s employment hereunder shall terminate immediately upon the death of Executive.

(b)  This Agreement and Executive’s employment pursuant to this Agreement, may be terminated by Executive or the Company on not less than thirty (30) days’ written notice in the event of Executive’s Disability. The term “Disability” shall mean any illness, disability or incapacity of Executive which prevents him from substantially performing his regular duties for a period of three (3) consecutive months or four (4) months, even though not consecutive, in any twelve (12) month period. However, if Executive is covered by long-term disability insurance, the Company may not terminate this Agreement pursuant to this Section 5(b) unless Executive is eligible for disability payments under his long-term disability insurance.

(c)  The Company may terminate this Agreement and Executive’s employment and consulting relationship pursuant to this Agreement for cause, in which event no further Cash Compensation shall be payable to Executive subsequent to the date of such termination. The term “cause” shall mean:

(i)  Repeated failure to perform material instructions from the Company’s board of directors or executive committee, provided that such instructions are reasonable and consistent with Executive’s duties as set forth in Section 1 of this Agreement or any other failure or refusal by Executive to perform his duties required by said Section 1; provided, however, that Executive shall have received notice from the Board specifying the nature of such failure in reasonable detail and Executive shall have failed to cure the failure within ten (10) business days after receipt of such notice;

(ii)  a breach of Section 6, 7 or 8 of this Agreement;

(iii)  a breach of trust whereby Executive obtains personal gain or benefit at the expense of or to the detriment of the Company;

(iv)  Executive’s use of illegal substances;

(v)  Executive’s abuse of alcohol continuing after written notice from the board of directors or executive committee;

(vi)  any fraudulent or dishonest conduct by Executive or any other conduct by Executive which damages the Company or any of its affiliates or their property, business or reputation;

(vii)  a conviction of or plea of nolo contendere by Executive of (A) any felony or (B) any other crime involving fraud, theft, embezzlement or use or possession of illegal substances; or

(viii)  the admission by Executive of any matters set forth in Section 5(c)(vii) of this Agreement.

(d)  Executive’s resignation prior to the expiration of the Term, other than for Good Reason, as hereinafter defined, shall be treated in the same manner as a termination for cause.

(e)  In the event that the Company terminates Executive’s employment other than as provided in Sections 5(a), (b), (c) or (g) of this Agreement:

(i)  The Company shall pay to Executive as severance payments, within thirty (30) days of the termination of Executive’s employment, (A) his Salary at the rate in effect on the date of termination for the balance of the Term, and (B) an amount equal to any cash bonus paid to Executive for the previous year.

(ii)  If, at the time of termination, the Executive is covered by the major medical and dental insurance provided in Section 3(b)(i), the Company shall continue such coverage until the earlier of (A) the date the Term would have expired if this Agreement had not been terminated pursuant to this Section 5(e), or (B) the date Executive has insurance coverage provided by another employer.

(iii)  Any options or other equity-based incentives held by Executive on the date of such termination which shall not have vested on such date shall become fully vested.

(iv)  The provisions of Section 7(a) of this Agreement shall terminate.

(f)  The term “Good Reason” shall mean:

(i)  Any material breach by the Company of its obligations under this Agreement which are not cured within ten (10) business days after notice from Executive which sets forth in reasonable detail the nature of the breach.

(ii)  Any change in Executive’s duties such that Executive is no longer the Company’s Chief Executive Officer~~,~~ unless such change was made with his consent.

(iii)  Any action on the part of the Company which impairs Executive’s ability to exercise his duties as the Company’s Chief Executive Officer.

(g)  The following provisions shall apply in the event that a change of control, as hereinafter defined, shall occur.

(i)  In the event that, following a change of control, Executive is dismissed other than pursuant to Sections 5(a), (b) or (c) of this Agreement, the Company shall pay Executive severance pay in an amount (determined at the rate in effect on the date of dismissal or resignation) equal to the sum of twelve (12) months’ Cash Compensation, which shall be paid to Executive on the date of the termination of his employment.

(ii)  A change of control shall occur or be deemed to have occurred if (A) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company’s then outstanding securities. Notwithstanding the foregoing, a change of control shall not result from the issuance of stock upon conversion of the Company’s series A convertible preferred stock or upon the exercise or conversion of the warrants issued in the Company’s February 2006 private placement.

(h)  In the event of any termination of Executive’s employment, including termination for cause, Executive shall be entitled to all rights under the Company’s benefit plans which had vested as of the date of termination of his employment.

6.  Trade Secrets and Proprietary Information. Executive recognizes and acknowledges that the Company, through the expenditure of considerable time and money, has developed and will continue to develop in the future information concerning customers, clients, marketing, products, services, business, research and development activities and operational methods of the Company and its customers or clients, contracts, financial or other data, technical data or any other confidential or proprietary information possessed, owned or used by the Company, the disclosure of which could or does have a material adverse effect on the Company, its business, any business it proposes to engage in, its operations, financial condition or prospects and that the same are confidential and proprietary and considered “confidential information” of the Company for the purposes of this Agreement. In consideration of his employment and engagement as a consultant, Executive agrees that he will not, during or after the Term, without the consent of the chief executive officer, make any disclosure of confidential information now or hereafter possessed by the Company, to any person, partnership, corporation or entity either during or after the term here of, except that nothing in this Agreement shall be construed to prohibit Executive from using or disclosing such information (a) if such disclosure is necessary in the normal course of the Company’s business in accordance with Company policies or instructions or authorization from the board of directors or executive committee, (b) such information shall become public knowledge other than by or as a result of disclosure by a person not having a right to make such disclosure, (c) complying with legal process; provided, that in the event Executive is required to make disclosure pursuant to legal process, Executive shall give the Company prompt notice thereof and the opportunity to object to the disclosure, or (d) subsequent to the Term, if such information shall have either (i) been developed by Executive independent of any of the Company’s confidential or proprietary information or (ii) been disclosed to Executive by a person not subject to a confidentiality agreement with or other obligation of confidentiality to the Company. For the purposes of Sections 6, 7 and 8 of this Agreement, the term “Company” shall include the Company, its parent, its subsidiaries and its affiliates.

7.  Covenant Not To Solicit or Compete.

(a)  During the period from the date of this Agreement until one (1) year following the date on which Executive’s employment or consulting relationship is terminated, Executive will not, directly or indirectly:

(i)  Persuade or attempt to persuade any person or entity which is or was a customer, client or supplier of the Company to cease doing business with the Company, or to reduce the amount of business it does with the Company (the terms “customer” and “client” as used in this Section 7 to include any potential customer or client to whom the Company submitted bids or proposals, or with whom the Company conducted negotiations, during the term of Executive’s employment or consulting relationship hereunder or during the twelve (12) months preceding the termination of his employment or consulting relationship, as the case may be);

(ii)  solicit for himself or any other person or entity other than the Company the business of any person or entity which is a customer or client of the Company, or was a customer or client of the Company within one (1) year prior to the termination of his employment or consulting relationship;

(iii)  persuade or attempt to persuade any employee of the Company, or any individual who was an employee of the Company during the one (1) year period prior to the lawful and proper termination of this Agreement, to leave the Company’s employ, or to become employed by any person or entity other than the Company; or

(iv)  engage in any business in the United States whether as an officer, director, consultant, partner, guarantor, principal, agent, employee, advisor or in any manner, which directly competes with the business of the Company as it is engaged in at the time of the termination of this Agreement, unless, at the time of such termination or thereafter during the period that Executive is bound by the provisions of this Section 7, the Company ceases to be engaged in such activity, provided, however, that nothing in this Section 7 shall be construed to prohibit Executive from owning an interest of not more than five (5%) percent of any public company engaged in such activities.

(b)  Executive acknowledges that the restrictive covenants (the “Restrictive Covenants”) contained in Sections 6 and 7 of this Agreement are a condition of his employment and his consulting relationship are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part of any of the Restrictive Covenants, is invalid or unenforceable, the remainder of the Restrictive Covenants and parts thereof shall not thereby be affected and shall remain in full force and effect, without regard to the invalid portion. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable because of the geographic or temporal scope of such provision, such court shall have the power to reduce the geographic or temporal scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

8.  Inventions and Discoveries. Executive agrees promptly to disclose in writing to the Company any invention or discovery made by him during the period of time that this Agreement remains in full force and effect, whether during or after working hours, in any business in which the Company is then engaged or which otherwise relates to any product or service dealt in by the Company and such inventions and discoveries shall be the Company’s sole property. Executive acknowledges that any such invention or discovery developed by him an any intellectual property rights relating thereto shall be considered as “work performed for hire.” In the event that any such intellectual property rights are not, for any reason, deemed work performed for hire, Executive hereby assigns to the Company any and all of his right, title and interest therein to the Company. Upon the Company’s request, Executive shall execute and assign to the Company all applications for copyrights and letters patent of the United States and such foreign countries as the Company may designate, and Executive shall execute and deliver to the Company such other instruments as the Company deems necessary to confirm the Company’s sole ownership of all rights, title and interest in and to such inventions and discoveries, as well as all copyrights and/or patents. If services in connection with applications for copyrights and/or patents are performed by Executive at the Company’s request after the termination of his employment hereunder, the Company shall pay him reasonable compensation for such services rendered after termination of this Agreement.

9.  Injunctive Relief. Executive agrees that his violation or threatened violation of any of the provisions of Sections 6, 7 or 8 of this Agreement shall cause immediate and irreparable harm to the Company. In the event of any breach or threatened breach of any of said provisions, Executive consents to the entry of preliminary and permanent injunctions by a court of competent jurisdiction prohibiting Executive from any violation or threatened violation of such provisions and compelling Executive to comply with such provisions. This Section 9 shall not affect or limit, and the injunctive relief provided in this Section 9 shall be in addition to, any other remedies available to the Company at law or in equity or in arbitration for any such violation by Executive. In the event an injunction is issued against any such violation by Executive, the period referred to in Section 7 of this Agreement shall continue until the later of the expiration of the period set forth therein or one (1) month from the date a final judgment enforcing such provisions is entered and the time for appeal has lapsed. Subject to Section 5(e)(iv) of this Agreement, the provisions of Sections 6, 7, 8 and 9 of this Agreement shall survive any termination of this Agreement and Executive’s employment pursuant to this Agreement.

10.  Indemnification. The Company shall provide Executive with payment of legal fees and indemnification to the maximum extent permitted by the Company’s Certificate of Incorporation, By-Laws, and the Delaware General Corporation Law.

11.  Miscellaneous.

(a)  Executive represents, warrants, covenants and agrees that he has a right to enter into this Agreement, that he is not a party to any agreement or understanding, oral or written, which would prohibit performance of his obligations under this Agreement, and that he will not use in the performance of his obligations hereunder any proprietary information of any other party which he is legally prohibited from using.

(b)  If requested by the Company, Executive will cooperate with the Company in connection with the Company’s application to obtain key-man life insurance on his life, on which the Company will be the beneficiary. Such cooperation shall include the execution of any applications or other documents requiring his signature and submission of insurance applications and submission to a physical.

(c)  Any notice, consent or communication required under the provisions of this Agreement shall be given in writing and sent or delivered by hand, overnight courier or messenger service, against a signed receipt or acknowledgment of receipt, or by registered or certified mail, return receipt requested, or telecopier or similar means of communication if receipt is acknowledged or if transmission is confirmed by mail as provided in this Section 11(c), to the parties at their respective addresses set forth at the beginning of this Agreement or by telecopier to the Company at (978) 874-0591 or to Executive at 610) 444-0778, with notice to the Company being sent to the attention of the individual who executed this Agreement on behalf of the Company. Either party may, by like notice, change the person, address or telecopier number to which notice is to be sent. If no telecopier number is provided for Executive, notice to him shall not be sent by telecopier.

(d)  This Agreement shall in all respects be construed and interpreted in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware applicable to contracts executed and to be performed wholly within such State, without regard to principles of conflicts of laws.

(e)  Except for actions, suits, or proceedings taken pursuant to or under Section 6, 7, 8 or 9 of this Agreement, any dispute concerning this Agreement or the rights of the parties hereunder shall be submitted to binding arbitration in Wilmington, Delaware before a single arbitrator under the rules of the American Arbitration Association. The award of the arbitrator shall be final, binding and conclusive on all parties, and judgment on such award may be entered in any court having jurisdiction. The arbitrator shall have the power, in his or her discretion, to award counsel fees and costs to the prevailing party. The arbitrator shall have no power to modify or amend any specific provision of this Agreement except as expressly provided in Section 7(b) of this Agreement.

(f)  Notwithstanding the provisions of Section 11(e) of this Agreement, with respect to any claim for injunctive relief or other equitable remedy pursuant to Section 9 of this Agreement or any claim to enforce an arbitration award or to compel arbitration, each of the parties hereby (i) consents to the exclusive jurisdiction of the United States District Court for the State of Delaware and state courts of the State of Delaware, in the County of New Castle, (ii) agrees that any process in any action commenced in such court under this Agreement may be served upon him personally, either (A) by certified or registered mail, return receipt requested, or by overnight courier service which obtains evidence of delivery, with the same full force and effect as if personally served upon him in New Castle County, Delaware, as the case may be, or (B) by any other method of service permitted by law, and (iii) waives any claim that the jurisdiction of any such court is not a convenient forum for any such action and any defense of lack of in personam jurisdiction with respect thereof.

(g)  If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance shall, to any extent, be determined to be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law, and any court or arbitrator having jurisdiction may reduce the scope of any provision of this Agreement, including the geographic and temporal restrictions set forth in Section 7(a) of this Agreement, so that it complies with applicable law.

(h)  This Agreement constitutes the entire agreement of the Company and Executive as to the subject matter hereof, superseding all prior or contemporaneous written or oral understandings or agreements, including any and all previous employment agreements or understandings, all of which are hereby terminated, with respect to the subject matter covered in this Agreement. This Agreement may not be modified or amended, nor may any right be waived, except by a writing which expressly refers to this Agreement, states that it is intended to be a modification, amendment or waiver and is signed by both parties in the case of a modification or amendment or by the party granting the waiver. No course of conduct or dealing between the parties and no custom or trade usage shall be relied upon to vary the terms of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

(i)  Neither party hereto shall have the right to assign or transfer any of its or his rights hereunder except in connection with a merger of consolidation of the Company or a sale by the Company of all or substantially all of its business and assets.

(j)  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, executors, administrators and permitted assigns.

(k)  The headings in this Agreement are for convenience of reference only and shall not affect in any way the construction or interpretation of this Agreement.

(l)  No delay or omission to exercise any right, power or remedy accruing to either party hereto shall impair any such right, power or remedy or shall be construed to be a waiver of or an acquiescence to any breach hereof. No waiver of any breach hereof shall be deemed to be a waiver of any other breach hereof theretofore or thereafter occurring. Any waiver of any provision hereof shall be effective only to the extent specifically set forth in an applicable writing. All remedies afforded to either party under this Agreement, by law or otherwise, shall be cumulative and not alternative and shall not preclude assertion by such party of any other rights or the seeking of any other rights or remedies against any other party.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

TECHPRECISION CORPORATION

By:	/s/ Louis A. Winoski
Louis A. Winoski Chairman, Compensation Committee

/s/ James G. Reindl
James G. Reindl